SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 26, 2002
(date of earliest event reported)

Credit Suisse First Boston Mortgage Securities Corp.,
Home Equity Asset Trust 2002-1 Home Equity
Mortgage-Backed Pass-Through Certificates Series 2002-1

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)
Delaware	333-77054	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Filing of Computational Materials

Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Credit Suisse First Boston Mortgage Securities Corp., Home Equity Asset Trust 2002-1 Home Equity Mortgage-Backed Pass-Through Certificates, Series 2002-1.

In connection with the offering of the Home Equity Asset Trust 2002-1 Home Equity Mortgage-Backed Pass-Through Certificates, Series 2002-1, Credit Suisse First Boston Corporation (“CSFB”), as underwriter of the Certificates, has prepared certain materials (the “Computational Materials”) for distribution to their potential investors.  Although the Company provided CSFB with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following:  yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

The Computational Materials, listed as Exhibit 99.1 hereto are filed on Form SE dated June 26, 2002.

Item 7.  Financial Statements, Pro Forma Financial

         Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials

filed on Form SE dated June 26, 2002.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 26, 2002.

CREDIT SUISSE FIRST BOSTON MORTGAGE
SECURITIES CORP.

By:  /s/ Sharon Joseph

Name:  Sharon Joseph

Title:  Vice President

Exhibit Index

Exhibit

Page

99.1

Computational Materials

filed on Form SE dated June 26, 2002